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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Update

March 6, 2003

Special Meeting of Stockholders to be held tomorrow

        The Special Meeting of Stockholders will begin at 9:30 a.m. tomorrow at the New York Hilton in New York City.

        The sole purpose of the special meeting will be to approve the proposal to amend the Company's charter to remove the preemptive rights provision. No other business shall be permitted to take place at this meeting. Employees will receive notice of the outcome following the meeting.

        Employees are reminded to authorize their shares. This proxy vote is your chance to express yourself as a stockholder of Allegheny Energy. We hope that all employee-stockholders will take advantage of this opportunity.

        This message is intended solely for employees of Allegheny Energy and its subsidiaries.
If you are a contractor, leased worker, or otherwise not employed by Allegheny Energy, please disregard and delete this message.

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Special Meeting of Stockholders to be held tomorrow